Report of Independent Accountants


To the Board of Trustees of The Royce Fund and the
Shareholders of Pennsylvania Mutual Fund, PMF II, Royce
Value Fund and Royce GiftShares Fund:

     We have audited the accompanying statements of assets and liabilities of Pennsylvania Mutual Fund, PMF II, Royce Value Fund and Royce GiftShares Fund, including the schedules of investments accompanying the Annual Report, as of December 31, 1996, the related statements of operations for the year or period then ended, the statements of changes in nets assets for each of the two years in the periods then ended for Pennsylvania Mutual Fund and Royce Value Fund and for the year ended December 31, 1996, and for the period ended December 27, 1995 (commencement of operations) to December 31, 1995 for Royce GiftShares Fund and for the period November 19, 1996 (commencement of operations) to December 31, 1996 for PMF II, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pennsylvania Mutual Fund, PMF II, Royce Value Fund, and Royce GiftShares Fund as of December 31, 1996, the results of their operations for the year or period then ended, the changes in their net assets for the periods reported therein, and the financial highlights for the periods indicated therein, in conformity with generally accepted accounting principles.


                              COOPERS & LYBRAND

Boston, Massachusetts
February 14, 1997

Report of Independent Accountants

To the Board of Trustees of The Royce Fund and Shareholders of Royce Low-Priced Stock Fund, Royce Total
Return Fund, Royce Global Services Fund and Royce Equity
Income Fund:

     We have audited the accompanying statements of assets and liabilities of Royce Low-Priced Stock Fund, Royce Total Return Fund, Royce Global Services Fund and Royce Equity Income Fund, including the schedules of investments, accompanying the Annual Report, as of December 31, 1996, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by managements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Royce Low-Priced Stock Fund, Royce Total Return Fund, Royce Global Services Fund and Royce Equity Income Fund, as of December 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated therein, in conformity with generally accepted accounting principles.

                              COOPERS & LYBRAND

Boston, Massachusetts
February 14, 1997

Report of Independent Accountants

To the Board of Trustees of The Royce Fund and Shareholders of Royce Premier Fund, Royce and Royce
Micro-Cap Fund:

     We have audited the accompanying statements of assets and liabilities of Royce Premier Fund and Royce Micro-Cap Fund, including the schedules of investments, accompanying the Annual Report, as of December 31, 1996, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by managements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Royce Premier Fund and Royce Micro-Cap Fund, as of December 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.

                              COOPERS & LYBRAND

Boston, Massachusetts
February 14, 1997

Report of Independent Accountants

To the Board of Trustees of The Royce Fund and Shareholders of The REvest Growth & Income Fund:

     We have audited the accompanying statement of assets and liabilities of The REvest Growth & Income Fund, including the schedule of investments as of December 31, 1996, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and for the period from August 1, 1994 (commencement of operations) to December 31, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures include confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The REvest Growth & Income Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and for the period from August 1, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.


                                   COOPERS & LYBRAND

Boston, Massachusetts
February 7, 1997

                         THE ROYCE FUND

                        Trust Instrument

This TRUST INSTRUMENT is made as of April 12, 1996, by the Trustees, to establish a business trust for the investment and reinvestment of funds and other property invested in the Trust's series by the series' shareholder/investors. The Trustees declare that all money and property invested in the Trust's series shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is The Royce Fund.


                            ARTICLE I

                             Definitions

          Unless otherwise provided or required by the context:

     (a) "Bylaws" means the Bylaws of the Trust adopted by the Trustees, as amended from time to time;

     (b) "Class" means the class of Shares of the Trust or of a Series established pursuant to Article IV;

     (c)        "Commission," "Interested Person," and "Principal
Underwriter" have the meanings provided in the Investment Company
Act of 1940, as amended ("1940 Act");

     (d)       "Covered Person" means a person so defined in Article
IX, Section 2;

     (e)       "Delaware Act" means Chapter 38 of Title 12 of the
Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time;

     (f) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

     (g) "Net Asset Value" means the net asset value of the Trust or of each Series of the Trust, determined as provided in
Article V, Section 3;

     (h) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been redeemed by the Trust or which have been repurchased by the Trust and are held in its treasury;

     (i) "Series" means a series of Shares established pursuant to Article IV;

     (j)        "Shareholder" means a record owner of outstanding
Shares;

     (k) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of the Trust, each Series or Class is divided from time to time
(including whole Shares and fractions of Shares);

     (l) "Trust" means The Royce Fund established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series;

     (m)       "Trustees" means the persons who have signed this Trust
Instrument,  so  long  as  they  shall  continue  in  office   in
accordance with the terms of this Instrument, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees under this Instrument;

     (n) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

     (o)       The "1940 Act" means the Investment Company Act of
1940, as amended from time to time.


                           ARTICLE II

                             The Trustees

     Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

     Section 2. Initial Trustees; Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided that there shall be at least two (2) Trustees. The Shareholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

     Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; c any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

     Section 4. Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the remaining Trustees or by a resolution of the remaining Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The remaining Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together
with  the  continuing  Trustees,  without  any  further  act   or
conveyance,  and  he  shall be deemed a Trustee  hereunder.   The
power of appointment is subject to Section 16(a) of the 1940 Act.

     Section 5. Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

     Section 6. Chairman. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman or, if there is no Chairman, the President of the Trust shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.

     Section 7. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called (including at a
telephonic  meeting,  unless  the  1940  Act  requires   that   a
particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting.  A majority of the Trustees
shall  constitute  a  quorum at any  meeting.   Meetings  of  the
Trustees  may be called orally or in writing by the  Chairman  of the  Board of Trustees, if any, by the President of the Trust  or
by any two Trustees. Notice of the time, date and place of all Trustees' meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address at least forty-eight hours in advance of the meeting or by written notice mailed to his or her home or business address at least four days in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of
notice  either  before  or  after the meeting.   Subject  to  the
requirements of the 1940 Act, the Trustees by majority  vote  may
delegate  to  any  Trustee  or  Trustees  authority  to   approve
particular  matters or take particular actions on behalf  of  the
Trust.   Any  written  consent  or waiver  may  be  provided  and
delivered to the Trust by facsimile or other similar electronic mechanism.

     Section 8. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.
All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that legal title to any Trust Property may be held by or in the name of the Trust or in the name of any person designated by the Trustees as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

     Section 9. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     Section 10. Trustees, etc. as Shareholders. Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.


                           ARTICLE III

                        Powers of the Trustees

     Section 1.       Powers.  The Trustees in all instances shall act
as  principals,  free  of the control of the  Shareholders.   The
Trustees  shall have full power and authority to take or  refrain
from  taking  any  action  and  to  execute  any  contracts   and
instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trustees, the Trustees shall have power and authority, without limitation:

     (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or
all   of  the  Trust  Property;  to  invest  in  obligations  and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and without limitation to invest all or any part of its cash and other property in securities issued by a registered investment company or series thereof, subject to the provisions of the 1940 Act;

     (b) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary and proper to conduct such a business;

     (c)        To adopt Bylaws not inconsistent with this  Trust
Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not expressly reserved to the Shareholders;

     (d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

     (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

     (g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

     (h) To set record dates in the manner provided for herein or in the Bylaws;

     (i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent
contractor,    manager,   investment   adviser,   custodian    or
underwriter;

     (j) To sell or exchange any or all of the assets of the Trust, subject to Article X, Section 4;

     (k) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons;

     (l)        To exercise powers and rights of subscription  or
otherwise  which  in  any  manner  arise  out  of  ownership   of
securities;

     (m)       To hold any security or other property (I) in a form
not   indicating  any  trust,  whether  in  bearer,  book  entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own names or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

     (n) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

     (o) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

     (p) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or other entity whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or other entity; and to pay calls or subscriptions with respect to any security held in the Trust;

     (q) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

     (r) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

     (s)       To borrow money;

     (t) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholders;

     (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

     (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance,
sale,    repurchase,   redemption,   cancellation,    retirement,
acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

     (w) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers and to take every other action incidental to the foregoing business or purposes, objects or powers.

           The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning  the  authority of the Trustees,  or  to  see  to  the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

     Section 2. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any interested person of such person. The Trust may employ any such person or entity in which such person is an interested
person,   as   broker,   legal   counsel,   investment   adviser,
administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.


                           ARTICLE IV

                       Series; Classes; Shares

     Section 1. Establishment of Series or Class. The Trust may consist of one or more Series, and the Trustees may hereafter establish the assets, liabilities, operations and Shares of the Trust as then constituted as the initial Series. Such Series and each additional Series shall be established by the adoption of a resolution of the Trustees and without Shareholder approval. The Trustees may designate the relative rights and preferences of the Shares of each Series and may divide the Shares of the Trust and/or of any Series into Classes. In such case, each Class of the Trust and/or of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only
that  Class.   The  Trust  shall maintain separate  and  distinct
records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need
not  issue  Shares.   Each Share of a Series shall  represent  an
equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to received his or her pro rata share of all distributions made with respect to such
Series.   Upon redemption of his or her Shares, such  Shareholder
shall be paid solely out of the funds and property of such Series. The Trustees may change the name of the Trust or of any Series or Class.

     Section 2. Shares. The beneficial interest in the Trust may be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of
Shares of the Trust and of each Series and Class shall be unlimited, and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and non-assessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of the Trust or of any Series or Classes with such preferences, terms of conversion,
voting  powers,  rights  and  privileges  as  the  Trustees   may
determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of the Trust or of any Series or

Classes into a greater or lesser number; to classify or reclassify any unissued Shares of the Trust or of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 3. Investment in the Trust. The Trustees shall accept investments in the Trust or in any Series from such persons and on such terms as they may from time to time
authorize.    At  the  Trustees'  discretion,  such  investments,
subject to applicable law, may be in the form of cash or securities in which the Trust or that Series is authorized to invest, valued as provided in Article V, Section 3. Investments
in   the  Trust  or  in  a  Series  shall  be  credited  to  each
Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or in any Series or Class, (b) issue fractional Shares or c determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in the Trust or in any Series or Class at any time without any cause or reason therefor whatsoever.

     Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof, shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

           Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of the Trust or of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     Section 5. Ownership and Transfer of Shares. The Trust shall maintain a register containing the names and addresses of the Shareholders of the Trust or of each Series and Class thereof, the number of Shares of the Trust or of each Series and Class held by such Shareholders and a record of all Share
transfers.   The register shall be conclusive as to the  identity
of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their
use.   The  Trustees  may make rules governing  the  transfer  of
Shares, whether or not represented by certificates.

     Section 6. Status of Shares: Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any
Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.


                                ARTICLE V

                   Distributions Redemptions

     Section 1. Distributions. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees
determine.   All dividends and other distributions on  Shares  of
the Trust or of a particular Series shall be distributed pro rata to the Shareholders of the Trust or of that Series in proportion to the number of Shares of the Trust or of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of the Trust or of such Series.
The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     Section 2. Redemptions. Each Shareholder of the Trust or of a Series shall have the right at such times as may be permitted by the Trustees to require the Trust or Series to redeem all or any part of his or her Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Trust or Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for the Trust or that Series under the Securities Act of 1933. The Trustees may specify conditions,
prices   and  places  of  redemption,  and  may  specify  binding
requirements  for  the  proper form  or  forms  of  requests  for
redemption.   Payment of the redemption price may  be  wholly  or
partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding
the   foregoing,  the  Trustees  may  postpone  payment  of   the
redemption price and may suspend the right of the Shareholders to require the Trust or any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of the Trust or each Series or Class to be determined from time to time in a manner
consistent  with applicable laws and regulations.   The  Trustees
may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.
The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

     Section 4. Suspension of Right of Redemption. If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

     Section 5. Redemptions Necessary for Qualification as Regulated Investment Company. If the Trustees shall determine that direct or indirect ownership of Shares of the Trust or of any Series has or may become concentrated in any person to an extent which would disqualify the Trust or any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees' judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of the Internal Revenue Code or any other taxing authority.


                                ARTICLE VI

            Shareholders' Voting Powers and Meetings

     Section 1. Voting Powers. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 3(d); c any investment advisory or management contract as provided in Article VII, Section I; (d) any termination of the Trust as provided in
Article X, Section 4; (e) the amendment of this Trust Instrument to the extent and as provided in Article X, Section 8; and (f) such additional matters relating to the Trust as may be required by law, this Trust Instrument, the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

           On any matter submitted to a vote of the Shareholders, if the Trust has more than one Series or more than one Class of Shares, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of the Trust or of a Series are issued, as to the Trust or that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the Bylaws.

     Section 2. Meetings of Shareholders. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate. Special meetings of the Shareholders of the Trust or of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of the Trust or of such Series or Class entitled to vote. Shareholders shall be entitled to at least ten days' notice of any meeting, given as determined by the Trustees.

     Section 3. Quorum; Required Vote. A majority of the Outstanding Shares of each Series or Class, or a majority of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for purposes of transacting business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a meeting of Shareholders may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the Bylaws, a Majority Shareholder Vote voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of the Outstanding Shares so voted shall elect a Trustee; provided that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if permitted or required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.


                                ARTICLE VII

                Contracts with Service Providers

     Section 1. Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or the Trust or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers.

     Section 2. Principal Underwriter. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of the Trust or of any Series or Class and enter into any related agreements, whereby the Trust or the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder and other applicable rules and regulations.

     Section 3. Transfer Agency Shareholder Services and Administration Agreements. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of
Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to
(a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, c to disburse such funds upon orders or vouchers and (d) to employ one or more sub-custodians.

     Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract referred to in this
Article with any entity, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, partner,  shareholder  or  member of such  entity,  and  no  such contract  shall  be  invalidated or  rendered  void  or  voidable
because   of  such  relationship.   No  person  having   such   a
relationship  shall  be  (a)  disqualified  from  voting  on   or
executing a contract in his or her capacity as an officer of the Trust, Trustee and/or Shareholder, (b) liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or c except to the extent required by the 1940 Act or any other applicable law, accountable for any profit realized directly or indirectly therefrom; provided that the contract was not inconsistent with this Trust Instrument or the Bylaws.

           Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in
Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act and the rules thereunder.


                                ARTICLE VIII

                Expenses of the Trust and Series

                                   Subject to Article IV, Section
4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets of the Trust or the assets of the particular Series, for their operating and other costs and expenses, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining their existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of the Trust's office space and facilities; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such nonrecurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities incurred by them in administering the Trust. The Trustees shall have a lien on the assets of the Trust or belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such costs, expenses, losses and liabilities.


                                   ARTICLE IX

            Limitation  of Liability  and Indemnification

     Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. None of the Trustees or officers of the Trust shall be responsible or liable for any act or omission or for neglect or wrongdoing by him or by any agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 2. Indemnification. (a) Subject to the exceptions and limitations contained in subsection (b) below:

          (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof;

          (ii) as used in this Instrument, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided under this Instrument to a Covered Person:

          (i) who shall, in respect of the matter involved, have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

          (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (A) by the court or other body approving the settlement, (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry) or c by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and
shall   inure  to  the  benefit  of  the  heirs,  executors   and
administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (I) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

     (e) Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3. Indemnification of Shareholders. If any Shareholder or former Shareholder of the Trust or of any Series shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the assets of the Trust or belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, for itself or on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust or the Series and satisfy any judgment thereon from the assets of the Trust or the Series.


                           ARTICLE X

                         Miscellaneous

     Section 1. Trust Not a Partnership. This Trust Instrument creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust's Trustees or officers or any Shareholder.

     Section 2. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for negligent acts or omissions, errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and, subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 3. Record Dates. The Trustees may fix in advance a date up to ninety (90) days before the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of Shares.


     Section 4. Termination of the Trust. (a) This Trust shall have perpetual existence. Subject to a Majority Shareholder Vote of the Trust or of each Series to be affected, the Trustees may

          (i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof; or

          (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

      Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either
(I) or (ii) by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; provided, however, that the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

     (b) The Trustees may take any of the actions specified in subsection (a)(I) and (ii) above without obtaining a Majority Shareholder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

     (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a) the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all Parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 5. Reorganization. Notwithstanding anything else in this Instrument, to change the Trust's form of organization the Trustees may, without Shareholder approval, (a) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, or (b) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or  certificate of merger may be signed by a majority of Trustees
and    facsimile    signatures   conveyed   by   electronic    or
telecommunication means shall be valid.

           Pursuant  to and in accordance with the provisions  of
Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this
Section 5 may effect any amendment to this Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 6. Trust Instrument. The original or a copy of this Trust Instrument and of each amendment to this Instrument or any Trust Instrument supplemental to this Instrument shall be kept at the office of the Trust where it may be inspected by any
Shareholder.   Anyone  dealing with  the  Trust  may  rely  on  a
certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

          Section 7. Applicable Law. This Trust Instrument and the Trust created under this Instrument are governed by and shall be construed and administered according to the Delaware Act and  the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or  this
Trust  Instrument (a) the provisions of Section 3540 of Title  12 of  the  Delaware  Code,  or  (b)  any  provisions  of  the  laws
(statutory  or common) of the State of Delaware (other  than  the
Delaware   Act)   pertaining   to  trusts,   including,   without
limitation, provisions which relate to or regulate (I) the filing with any court or governmental body or agency of trustee accounts or  schedules  of  trustee  fees and  charges,  (ii)  affirmative requirements  to  post bonds for trustees,  officers,  agents  or employees of a trust, (iii) the necessity for obtaining court  or other  governmental approval concerning the acquisition,  holding or  disposition of real or personal property, (iv) fees or  other sums  payable  to trustees, officers, agents or  employees  of  a trust,  (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible
nature,   amount   or  concentration  of  trust  investments   or
requirements relating to the titling, storage or other manner  of holding  of trust assets or (vii) the establishment of  fiduciary or other standards of responsibilities or limitations on the acts or  powers  of  trustees,  whether or  not  such  provisions  are inconsistent  with the limitations or liabilities or  authorities and  powers of the Trustees set forth or referenced in this Trust
Instrument.   The  Trust shall be of the type commonly  called  a
Delaware  business  trust, and, without limiting  the  provisions hereof,  the  Trust may exercise all powers which are  ordinarily
exercised  by  such  a  trust  under  Delaware  law.   The  Trust
specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

          Section 8. Amendments. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust
Instrument   by   making  an  amendment,   a   Trust   Instrument
supplemental hereto or an amended and restated trust instrument; provided that Shareholders shall have the right to vote on any amendment (a) which would materially and adversely affect the voting rights of Shareholders granted in Article VI, Section 1,
(b)  to this Section 8, c required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission and (d) submitted to them by the Trustees in their
discretion.   Any amendment submitted to Shareholders  which  the
Trustees determine would materially and adversely affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of
Shareholders  of  a  Series  not  so  affected.   Notwithstanding
anything else herein, any amendment to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

     Section 9. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

     Section 10. Severability. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

      IN  WITNESS  WHEREOF, the undersigned,  being  the  initial
Trustees, have executed this Trust Instrument effective April 12,
1996.



                                    S/CHARLES M. ROYCE
                                    Charles M. Royce, as Trustee
                                    and not individually



                                    S/THOMAS R. EBRIGHT
                                    Thomas R. Ebright, as Trustee
                                    and not individually


                   Address:         1414 Avenue of the Americas New
                                    York, New York 10019


     STATE OF NEW YORK:  COUNTY OF NEW YORK

      Before me on this 12th day of April, 1996, personally ap peared the above-named Charles M. Royce, known to me to be the person who executed the foregoing instrument and who acknowledged that they executed the same.



                                   Notary Public


     STATE OF NEW YORK:  COUNTY OF NEW YORK

      Before me on this 12th day of April, 1996, personally appeared the above-named Thomas R. Ebright, known to me to be the person who executed the foregoing instrument and who acknowledged that they executed the same.



                                   Notary Public